UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 3, 2023 (December 27, 2022)

Victoria’s Secret & Co.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40515	86-3167653
(Commission File Number)	(IRS Employer Identification No.)

4 Limited Parkway East Reynoldsburg, OH	43068
(Address of Principal Executive Offices)	(Zip Code)

(614) 577-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	VSCO	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 30, 2022, Victoria’s Secret & Co. (the “Company”) completed the previously announced acquisition of AdoreMe, Inc., a Delaware corporation (“Adore Me”), pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of November 1, 2022 (the “Merger Agreement”), by and among the Company, Fashion Holding Group, Inc., a Delaware corporation and wholly owned subsidiary of the Company, Adore Me and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as representative for the Adore Me equityholders.

Pursuant to the Merger Agreement, the Company acquired all of the equity interests of Adore Me for an aggregate purchase price of approximately $400.0 million in cash, on a cash-free, debt-free basis, subject to customary post-closing adjustments contemplated by the Merger Agreement. The Merger Agreement also provides for post-closing consideration to be paid in an aggregate amount of at least $80.0 million and up to $300.0 million in accordance with the terms set forth therein.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 1, 2022 and is incorporated into this Item 2.01 by reference.

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2022, Amy Hauk notified the Company of her decision to resign as Brand CEO, effective March 31, 2023. Following Ms. Hauk’s departure, Martin Waters will continue to serve as CEO of the Company and will also assume the responsibilities of Brand CEO.

Item 7.01.	Regulation FD Disclosure.

The following information is being furnished pursuant to Item 7.01, “Regulation FD Disclosure” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On January 3, 2023, the Company issued a press release announcing the completion of the acquisition described in Item 2.01 above. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of November 1, 2022, by and among Victoria’s Secret & Co., Fashion Holding Group, Inc., AdoreMe, Inc. and Fortis Advisors LLC (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on November 1, 2022).

99.1	Press Release of Victoria’s Secret & Co., dated January 3, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and exhibits to the Merger Agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICTORIA’S SECRET & CO.

Date: January 3, 2023	By:	/s/ Timothy Johnson
Timothy Johnson
Chief Financial and Administrative Officer